UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CINCINNATI BELL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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The following email was sent to certain employees of Cincinnati Bell Inc. (“Cincinnati Bell”) on March 13, 2020.

To:  All Employees

From:  Leigh Fox

Re:  Update from Leigh Fox

***

To Employees:

I am excited to announce that Cincinnati Bell Inc. has entered into a definitive agreement to be acquired by Macquarie Infrastructure Partners (“MIP”), a fund managed by Macquarie Infrastructure and Real Assets (“MIRA”), which manages $135.6 billion in assets.

We are excited to partner with MIP, who knows how to invest in capital intensive businesses that employ long-life, high-value, physical assets to create strong competitive positions in their respective markets. This aligns well with Cincinnati Bell’s business and strategy.

MIP is also is experienced in telecommunications infrastructure investing, supporting the development and operation of broadcast, towers, fiber, cable, wireless networks and data centers. Through its investments, MIP connects more than ~111 million people through communications infrastructure each year.

Importantly, we believe this transaction will enable us to expand aggressively in territories where we see financially sound opportunities, while significantly reducing our debt. You’ve heard me say many times that we need to go faster. This partnership will allow us to do just that.

You have done outstanding work in building our company and today’s announcement represents clear recognition of that work. We are thrilled with the increased transaction price, which we view as reflection of your dedication and the incredible company we’ve built together.

While this announcement is exciting, it is only the first step in the process, and I ask that you continue to focus on your daily responsibilities and on meeting our customers’ needs. Until the transaction closes, which we anticipate will occur in the first half of 2021, the most important thing you can do is to continue performing your roles at the highest level.

We are committed to providing you with updates on the progress of this transaction as appropriate, and have established a form at https://www.research.net/r/QMIRA where you can send questions. We will also be hosting town halls in the coming weeks and I look forward to sharing more with you about the announcement and addressing your questions.

Thank you again for your continued hard work and commitment to Cincinnati Bell, CBTS, OnX Canada, Hawaiian Telcom and our customers.

Leigh Fox
President and CEO
Cincinnati Bell Inc.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Cincinnati Bell by MIRA. In connection with the proposed acquisition, Cincinnati Bell intends to file relevant materials with the United States Securities and Exchange Commission (“SEC”), including Cincinnati Bell’s proxy statement in preliminary and definitive form. Shareholders of Cincinnati Bell are urged to read all relevant documents filed with the SEC, including Cincinnati Bell’s proxy statement when it becomes available, because they will contain important information about the proposed merger and the parties to the proposed merger.  Investors and shareholders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from Cincinnati Bell at investor.cincinnatibell.com or by directing a request to Cincinnati Bell’s Investor Relations Department at 1-800-345-6301 or investorrelations@cinbell.com.

Participants in the Solicitation

Cincinnati Bell and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from shareholders of Cincinnati Bell in favor of the proposed merger with MIRA. Information about Cincinnati Bell’s directors and executive officers is set forth in Cincinnati Bell’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on March 19, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 24, 2020. These documents may be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants which may, in some cases, be different than those of Cincinnati Bell’s shareholders generally, will also be included in Cincinnati Bell’s proxy statement relating to the proposed merger with MIRA, when it becomes available.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements in this communication contain forward-looking statements regarding future events and results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “will,” “may,” “proposes,” “potential,” “could,” “should,” “outlook,” or variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of future financial performance, anticipated growth and trends in businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the risk that the proposed merger with MIRA may not be completed in a timely manner or at all; (ii) the failure to receive, on a timely basis or otherwise, the required approval of the proposed merger with MIRA by Cincinnati Bell’s shareholders; (iii) the possibility that competing offers or acquisition proposals for Cincinnati Bell will be made; (iv) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger, including in circumstances which would require Cincinnati Bell to pay a termination fee or other expenses; (vi) the effect of the announcement or pendency of the merger on Cincinnati Bell’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (vii) risks related to diverting management’s attention from Cincinnati Bell’s ongoing business operations; (viii) the risk that shareholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability and (ix) (A) those discussed in Cincinnati Bell’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and, in particular, the risks discussed under the caption “Risk Factors” in Item 1A, and (B) those discussed in other documents Cincinnati Bell filed with the SEC. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Cincinnati Bell undertakes no, and expressly disclaims any, obligation to revise or update any forward-looking statements for any reason, except as required by applicable law.